Exhibit 99.1

                           FOR IMMEDIATE RELEASE



                                                For more information, contact:
                                                                  Sharmila Rao
                                      Vice President, Corporate Communications
                                                                  937.291.8282
                                                              srao@mcsinet.com


           MCSi, INC. ANNOUNCES APPOINTMENT OF TWO NEW DIRECTORS
                 TIMOTHY R. CHRISMAN APPOINTED AS CHAIRMAN

DAYTON, OHIO - March 6, 2003 - MCSi, Inc. (Nasdaq: MCSI) announced that two new directors joined its board of directors. The new members of the Company's board are William D. King and D. Gordon Strickland.

Mr. King is the present Chairman of the Board of First Bank of Beverly Hills. Previously, he was an independent consultant, Executive Vice President at JWP, Inc. and President and Chief Operating Officer of International Technology Corporation. Mr. King received his Masters in Business Administration with a primary emphasis in finance from Harvard University.

Mr. Strickland, a graduate of the Wharton School of Business, served as the President and Chief Executive Officer of Kerr Group, Inc. and is the Chairman of Medical Resources, Inc. in Hackensack, New Jersey. Mr. Strickland has also served as President & CEO of Capitol Wire, Inc. in Middletown, Pennsylvania, and Managing Director of Wm Sword & Co. In Princeton, New Jersey.

The Company also announced that Timothy R. Chrisman, a current director, had been named Chairman of the Board. Mr. Chrisman is the Chairman of Hawthorne Financial Corporation and a Director of the Federal Home Loan Bank of San Francisco. Michael E. Peppel will continue to act as the Company's President and Chief Executive Officer.

Mr. Chrisman stated: "We are pleased to have two individuals with the skills and experience that Bill and Gordon bring to the Company. Both have hands-on operating experience as chief executives of public companies and both have served as directors of companies with issues similar to those now confronting MCSi. We believe the addition of these two seasoned executives will strengthen our board significantly."

About MCSi

MCSi has emerged as the nation's leading systems integrator of state-of-the-art presentation and broadcast facilities. MCSi's foresight and ability to converge audio-visual systems, broadcast media and networking technology, combined with design-

MCSi, Inc. Press Release
March 6, 2003
Page 2



build and engineering expertise, networking and configuration services, an extensive product line, and quality technical support services, has given MCSi a distinct advantage in the systems integration marketplace and has contributed to the dramatic growth of the Company.

MCSi's scalable solutions address clients at every level of the business transaction continuum. Products and services are available directly through the Company and its sales specialists, many of whom provide enterprise-wide solutions and/or work exclusively with clients on strategic and strong relationships maintained with manufacturers and technology leaders. With the largest selection of audio-visual/presentation, broadcast, and networking products and the legacy of technical support and field service in locations across the U.S.A. and Canada, MCSi's customers are provided with a unique value that extends beyond the product. MCSi's products are also provided over a robust business-to-business e-commerce platform. Additional information regarding MCSi can be obtained at www.mcsinet.com (but is not part of this release).

The matters discussed in this press release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of MCSi, the occurrence of which involve risks and uncertainties which include, but are not limited to, general economic conditions, industry trends, factors relative to its concentration on the audio-visual systems integration industry, actions of competitors, MCSi's ability to manage its growth, factors relating to its acquisition/merger strategy, actions of regulatory authorities, pending investigations and/or litigation, restrictions imposed by its debt arrangements, dependence upon key personnel, dependence upon key suppliers, customer demand, risk relating to its international operations, dependence on its computer systems and other factors. A complete description of those factors, as well as other factors which could affect MCSi's business, is set forth in MCSi's Form 10-K for the year ended December 31, 2001 and 10-Q for the quarter ended September 30, 2002.

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